                                                                    EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


         A. H. Belo Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the corporation held on February 22, 1995, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The proposed amendment, in the form adopted by the Board of Directors of the corporation, is as set forth in Appendix A to this Certificate.

         SECOND: That at the next annual meeting of the stockholders of the corporation thereafter duly convened and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute and by the corporation's Certificate of Incorporation were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, the corporation has caused this Certificate to be duly executed by its Chairman of the Board and attested to by its Secretary, and caused its corporate seal to be affixed hereto as of the 3rd day of May, 1995.

                                           A. H. BELO CORPORATION


                                           By: /s/ ROBERT W. DECHERD
                                               ---------------------------------
                                               Chairman of the Board

[Corporate Seal]
                                           ATTEST: /s/ MICHAEL J. MECARTHY
                                                   -----------------------------
                                                   Secretary

THE STATE OF TEXAS        Section
                          Section
COUNTY OF DALLAS          Section

         On the ______ day of __________________, 1995, before me personally appeared Robert W. Decherd, the Chairman of the Board of A. H. Belo Corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same in the capacity indicated, that it is the act and deed of such corporation, and that the facts stated therein are true.


                                              ----------------------------------
                                              Notary Public

My Commission Expires:

-------------------------                     ----------------------------------
                                              Print Name

                                   APPENDIX A

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                           OF A. H. BELO CORPORATION


The third paragraph of Article Four, Section 1, shall be deleted and replaced with the following:

                 If the shares are issued in two or more series, the remaining shares of Common Stock may be issued by the Board of Directors as shares of Series A Common Stock (herein called "Series A Stock"), and/or designated and issued as shares of Series B Common Stock (herein called "Series B Stock"), and/or as shares of Series C Common Stock (herein called "Series C Stock"). After completion of the initial distribution of Series B Stock, the corporation shall not issue any additional shares of Series B Stock if such issuance would result in the Series A Stock being excluded from trading on the New York Stock Exchange, the American Stock Exchange, and other national stock exchanges and also being excluded from quotation on the NASDAQ (as defined herein) or any other national quotation system then in use. Subject to the foregoing, the Board of Directors shall have the authority to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any series prior to or after the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Common Stock.